Exhibit 99.1

Daxor Corporation Submits Dual 510(k)/CLIA-waiver Application to the FDA for Its Advanced Next-Generation Blood Volume Analyzer

The New BVA System is Designed to be Significantly Faster, Simpler and Give Results at the Bedside

Oak Ridge, TN – January 2, 2024 -- Daxor Corporation (Nasdaq: DXR), the global leader in blood volume measurement technology, today announces it has submitted its next-generation blood volume analyzer - Daxor BVA - to the U.S. Food and Drug Administration (FDA) via the 510(k)/CLIA-waiver dual submission pathway. Potential clearance is expected during the first half of 2024. The Company’s mission is to advance healthcare by enabling optimal fluid management.

The new Daxor BVA device directly quantifies the intravascular blood, red blood cell and plasma volume, providing clinicians with actionable information to achieve optimal fluid management for their patients. Compared to the current Daxor BVA-100 system, the new Daxor BVA is designed to be three times faster, simpler to operate, completely portable, and capable of performing bedside analysis, making it easier for healthcare providers to integrate this innovative diagnostic into their clinical workflow.

“Today marks a long-anticipated and momentous milestone in our continued commitment to our customers, patients, and to achieving our vision of optimal blood volume for all,” said Michael Feldschuh, Daxor’s CEO and President. “Funded under contract by the U.S. Department of Defense, our next-generation analyzer will deliver a level of speed, access, and accuracy to blood volume management that can significantly improve care and outcomes in medicine.”

About Daxor Corporation

Daxor Corporation (Nasdaq: DXR), is the global leader in blood volume measurement technology focused on blood volume testing innovation. We developed and market the BVA-100® (Blood Volume Analyzer), the only diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. Over 65,000+ tests have been performed at leading hospital centers across the U.S., enhancing hospital performance metrics in a broad range of surgical and medical conditions, including significantly reducing mortality and readmissions in heart failure and critical care. Daxor has several ongoing trials in the areas of heart failure treatment with support from the NIH and is under contract developing analyzers to improve combat casualty care with the U.S. Department of Defense. Daxor’s mission is to advance healthcare by enabling optimal fluid management with blood volume analysis. Daxor’s vision is optimal blood volume for all. For more information, please visit our website at Daxor.com. Sign up to receive news on Daxor’s innovative technology HERE.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

1-516-222-2560

brets@coreir.com